Exhibit (a)(5)(AA)

On March 21, 2025, Brad Jacobs, Chairman and CEO of QXO, Inc. (“QXO”), issued the following LinkedIn post. The LinkedIn post referred to Mr. Jacobs’s interview on CNBC’s Squawk Box on March 20, 2025, the transcript of which is reproduced below.

CNBC Squawk Box Interview Transcript

March 20, 2025

David Faber:

Joining us is QXO’s chairman and CEO, Brad Jacobs, right here on set. Nice to see you.

Brad Jacobs:

Great to see you, David.

David Faber:

Why are you rolling up, or why do you see an opportunity in rolling up, so-called, the roofing industry, for lack of a better term?

Brad Jacobs:

Well, we’re going to roll up building products distribution, and roofing is one vertical. But I love roofing. I love roofing for a few different reasons. Number one, when your roof is leaking, you will fix it. So, it’s not as cyclical as some other businesses. And the second thing is, it's tied to a big, big trend in building products, which is: there’s a 4-million homes shortage in the United States. So, there’s going to be new construction, and they’re all going to need a roof.

David Faber:

Alright, and this was the first step in what you think, or what you have said, I think, is going to be an “acquisition frenzy”—those are my words.

Brad Jacobs:

Not “frenzy”—a very disciplined path of building a $50 billion leader in building products distribution. And we can do it, because it’s an $800-billion industry.

David Faber:

Right, so you get Beacon closed and you move on from there?

Brad Jacobs:

Well, we're going to get Beacon closed and we’re going to be close with the employees of Beacon, which is why we bought the company, and we’re going to figure out new ways to build on the foundation that they've built, so far, and take it to even greater heights. And then we'll do some more acquisitions.

David Faber:

What are the opportunities here for actually improving margins at Beacon and for whatever other properties you acquire after?

Brad Jacobs:

I think we can double the EBITDA. So, the previous management team actually did a pretty good job from when the immediate successor I had, Julian Francis, who’s the current CEO. When he came on about five years ago, they had about $450 million of EBITDA, and they’ve more than doubled that now. So, you have to give them credit. They did a good job on that. I’m going to do the same thing. We’re going to take it from the $1 billion dollars of EBITDA, or so, that they have now, and we’re going to double it.

David Faber:

How are you going to do that?

Brad Jacobs:

We’re going to do it from the same playbook that we used in all the industries that you mentioned. So, United Waste, United Rentals, XPO, GXO, RXO, where the first thing we do—the first thing we do—is we start meeting all the employees. Every single employee—9,000 employees almost, here. And we ask them two questions. What’s your single best idea to improve the company? And we get thousands and thousands of ideas. And what is something you’re doing really well that we’d be crazy to change? And that’s the beginning of the process; step one. And then we execute. We stack rank those and we execute those over the next few years.

Forward-Looking Statements

This communication contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets or goals, the expected timing of the closing of the proposed acquisition, the anticipated benefits of the proposed acquisition and expected future financial position and results of operations, are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others: (i) the risk that the proposed acquisition may not be completed on the anticipated terms in a timely manner or at all; (ii) the failure to satisfy any of the conditions to the consummation of the proposed acquisition, including uncertainties as to how many of stockholders of Beacon Roofing Supply, Inc. (“Beacon”) will tender their shares in the tender offer; (iii) the effect of the pendency of the proposed acquisition on each of QXO’s and Beacon’s business relationships with employees, customers or suppliers, operating results and business generally; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, including circumstances that require Beacon to pay a termination fee; (v) the possibility that the proposed acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events, significant transaction costs or unknown liabilities; (vi) potential litigation and/or regulatory action relating to the proposed acquisition; (vii) the risk that the anticipated benefits of the proposed acquisition may not be fully realized or may take longer to realize than expected; (viii) the impact of legislative, regulatory, economic, competitive and technological changes; (ix) QXO’s ability to finance the proposed transaction, including the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the proposed acquisition; (x) unknown liabilities and uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and (xi) the risks and uncertainties set forth in QXO’s and Beacon’s filings with the Securities and Exchange Commission (the “SEC”), including each company’s Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. QXO and Beacon do not undertake any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Important Additional Information and Where to Find It

The information herein for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell Beacon securities. QXO and Queen MergerCo, Inc. (the “Purchaser”) filed a Tender Offer Statement on Schedule TO with the SEC on January 27, 2025, and Beacon filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer with the SEC on February 6, 2025. The parties expect to file amendments to these tender offer materials to reflect the provisions of the merger agreement. Investors and security holders are urged to carefully read these materials as they contain important information that investors and security holders should consider before making any decision regarding tendering their common stock, including the terms and conditions of the tender offer. The Tender Offer Statement, the Solicitation/Recommendation Statement and related materials are filed with the SEC, and investors and security holders may obtain a free copy of these materials and other documents filed by QXO and Beacon with the SEC at the website maintained by the SEC at www.sec.gov. In addition, these materials will be made available to all investors and security holders of Beacon free of charge from the information agent for the tender offer: Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, toll-free telephone: +1 (888) 750-5834.